UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

1606 Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56467	86-1497346
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2425 E. Camelback Rd Suite 150 Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(602) 481-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2024, 1606 Corp., a Nevada corporation (the “Company”), issued to Gregory Lambrecht, the Company’s former Chief Executive Officer and director (the “Holder”), an Amended and Restated Promissory Note, which was subsequently amended and restated effective December 31, 2025 (as amended and restated, the “Note”). As of March 31, 2026, the outstanding principal balance of the Note was $2,037,184.36.

On July 22, 2026, the Board of Directors of the Company (the “Board”), by unanimous written consent, approved an Addendum to the Note (the “Addendum”), dated June 9, 2026, by and between the Company and the Holder. The Addendum amends the Note to, among other things: (i) extend the Maturity Date of the Note to December 31, 2026; (ii) amend and restate the conversion provisions of the Note in their entirety; (iii) provide that, subject to the beneficial ownership limitation described below, all accrued and unpaid interest and principal under the Note is convertible, at the sole option of the Holder, into shares of the Company’s common stock (the “Common Stock”) at a conversion price equal to a 50% discount to the closing bid price of the Common Stock on the date of conversion; (iv) continue a beneficial ownership limitation prohibiting any conversion to the extent that, after giving effect to such conversion, the Holder (together with its affiliates and attribution parties) would beneficially own in excess of 9.99% of the outstanding Common Stock, and in no event 10% or more of the outstanding Common Stock, with any increase in such limitation effective only on the 61st day after written notice to the Company; and (v) provide that, if permitted under the Securities Act of 1933, as amended, the Holder may tack back to amounts previously loaned to the Company for purposes of satisfying the holding period under Rule 144. Except as expressly amended by the Addendum, all other terms and conditions of the Note remain in full force and effect.

The foregoing summary of the Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2026, Venu Aravamudan notified the Company of his resignation as a member of the Board, effective immediately. On July 22, 2026, the Board, by unanimous written consent, accepted Mr. Aravamudan’s resignation and, in connection therewith, fixed the authorized number of directors of the Company at two, with the vacancy created by such resignation to remain unfilled at this time.

Mr. Aravamudan’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Addendum to Amended and Restated Promissory Note, dated June 9, 2026, by and between 1606 Corp. and Gregory Lambrecht
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1606 Corp.

Date: July 24, 2026	By:	/s/ Austen Lambrecht
Austen Lambrecht, Chief Executive Officer

3